UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Purchase and Sale Agreement for Oakland City Center
On July 10, 2017, KBS Strategic Opportunity REIT II, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Buyer”), entered into a contract of sale (the “Agreement”) to acquire an office property containing two buildings with an aggregate of 367,357 rentable square feet located on approximately 1.1 acres of land in Oakland, California (“Oakland City Center”). On June 30, 2017, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”) entered into the Agreement with City Center 505, LLC and City Center 1300, LLC (the “Sellers”) and on July 10, 2017, the Advisor assigned the Agreement to the Buyer. The Sellers are not affiliated with the Company or the Advisor.  Pursuant to the Agreement, the Company would be obligated to purchase the property only after satisfaction of agreed upon closing conditions. There can be no assurance that the Company will complete the acquisition. As of July 11, 2017, the Company had made total deposits of $6.0 million and, in some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $6.0 million of earnest money.
The contractual purchase price of Oakland City Center is approximately $155.0 million plus closing costs.  The Company intends to fund the purchase of Oakland City Center with proceeds from its ongoing initial public offering and proceeds from a mortgage loan from an unaffiliated lender. The Company is currently negotiating the terms of the mortgage loan.
The buildings of Oakland City Center were completed in 1985 and 1990. As of July 1, 2017, Oakland City Center was approximately 92% leased to 44 tenants. The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of Oakland City Center is approximately $12.3 million. The current weighted-average remaining lease term for the tenants is approximately 3.7 years. The current weighted-average annual rental rate (net of rental abatements) over the remaining lease term is $39.25 per square foot.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: July 12, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary